Exhibit 99.1

Cole Real Estate Investments Announces Third Quarter 2013 Financial Results: Record Private Capital Flows,
Continued Strong Operating Results and Increased Financial Guidance

Phoenix, November 5, 2013 - Cole Real Estate Investments, Inc. (NYSE: COLE), a market-leading net lease REIT, today announced record financial results for the third quarter ended September 30, 2013.
Third Quarter 2013 Consolidated Highlights

•	Record Private Capital Flows - $1.7 billion of capital was raised on behalf of the Company’s Managed REITs in the third quarter of 2013 and $511.0 million of capital was raised during October

•
Strong Operating Results - Reported consolidated revenue of $366.6 million, net income of $24.2 million and consolidated AFFO of $0.23 per diluted common share, a 162%, 30% and 35% year-over-year increase from the third quarter of 2012, respectively

•
Accretive Transactions - $120.7 million of real estate was acquired in the third quarter of 2013 with a weighted average annual lease yield of 8.0%, and $13.4 million of real estate assets were sold, recognizing a $3.1 million gain on sale during the quarter. Subsequent to September 30, 2013 and through October 31, 2013, an additional $40.4 million of real estate was acquired and $80.5 million of real estate was sold

•	Updated Fourth Quarter Financial Guidance - Fourth quarter AFFO guidance updated to a range of $0.22 to $0.25 per diluted common share

•	Affirming Dividends - Maintained the annual distribution rate of $0.72 per common share

•
Index Inclusion - Received inclusion in a number of prominent stock indexes, including the S&P Global Property Index, the S&P Global REIT Index, the Dow Jones U.S. Real Estate Index, the FTSE NAREIT U.S. Real Estate Index Series and the FTSE EPRA/NAREIT Global Real Estate Index Series

•	Tender Offer - Successfully completed a modified “Dutch auction” tender offer and purchased 20.4 million common shares at $12.25 per common share for an aggregate purchase price of $250.0 million

•
Merger Agreement - On October 23, 2013, the Company announced an agreement to merge with American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) in a transaction valued at $11.2 billion, which will create the world’s largest net-lease REIT with an enterprise value of $21.5 billion

Real Estate Investment Segment Highlights

•	Revenue and net income of $166.7 million and $10.9 million, respectively

•	AFFO of $0.19 per diluted common share, an increase of 12% over the third quarter of 2012

•	Normalized EBITDA of $140.8 million, an increase of 14% over the third quarter of 2012

•	Acquired 17 properties with a weighted average annual lease yield of 8.0% and generated a 30% net gain on five properties sold at a weighted average annual lease yield of 8.8%

•	Total portfolio occupancy of 99%, investment grade tenancy of 59% and a weighted average remaining lease term of 11.9 years as of September 30, 2013
Private Capital Management Segment Highlights

•	Revenue and net income of $199.8 million and $13.3 million, respectively

•	AFFO of $0.04 per diluted common share and normalized EBITDA of $27.8 million

•	Raised a record $1.7 billion of capital on behalf of the Managed REITs in the third quarter of 2013

•	Structured $874.8 million of real estate acquisitions and $427.7 million of real estate financing on behalf of the Managed REITs in the third quarter of 2013

•
Cole Corporate Income Trust, Inc. (“CCIT”) closed its offering to new investors on September 30, 2013 and Cole Credit Property Trust IV, Inc. (“CCPT IV”) announced that its offering to new investors will close on February 28, 2014

•	Preparing to launch the offering for Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), which was declared effective by the Securities and Exchange Commission (“SEC”) on September 17, 2013

Merger Agreement with American Realty Capital Properties, Inc.
On October 23, 2013, the Company announced that it signed a definitive agreement to merge with ARCP (the “Merger Agreement”) in a transaction valued at $11.2 billion, which will create the world’s largest net-lease REIT with an enterprise value of $21.5 billion. The Merger Agreement has been unanimously approved by the board of directors of each company and is subject to customary closing conditions, including stockholder votes by both companies. A joint proxy statement/prospectus is expected to be filed in the near future and, following its effectiveness, a joint proxy statement/prospectus and proxy voting card will be mailed to both companies’ stockholders. The transaction is expected to close in the first half of 2014, following the receipt of approval from the companies’ stockholders.

CEO Commentary
Marc Nemer, chief executive officer of Cole Real Estate Investments, stated, “We continued to deliver strong financial results in our second quarter as a NYSE-listed company, maintaining strong results for revenue, normalized EBITDA and AFFO per diluted common share. Our owned real estate portfolio performed well again this quarter with normalized EBITDA of $140.8 million and AFFO of $94.5 million, an increase of 14% and 17%, respectively, over the third quarter of 2012. Additionally, we acquired $120.7 million of real estate, bringing our total purchase for the last 12 months to $988.1 million. Our owned portfolio remains highly attractive based on its 99% occupancy rate and 59% investment grade tenancy, and is well-diversified by industry, tenancy and geography. Our private capital management business, Cole CapitalTM, also delivered another record quarter as we raised nearly $1.7 billion of new capital on behalf of our Managed REITs and facilitated the acquisition of $874.8 million of real estate. This robust level of capital raising activity helped drive a $12.8 million sequential quarterly increase in that segment’s normalized EBITDA to $27.8 million for the third quarter. Given such positive financial performance year-to-date, I’m also pleased to report that we have updated our 2013 fourth quarter AFFO guidance to a range of $0.22 to $0.25 per diluted common share, reflecting our confidence in our year-end execution.”
Nemer continued, “Our recently announced merger with ARCP is a transformational event for the net-lease sector, creating the clear market leader in the industry by bringing together two high quality property portfolios managed by talented professionals serving investors, broker-dealers and financial advisors. The combined company’s size, access to low cost equity and debt capital, broad-based institutional and retail ownership and exceptional leadership and organization will furnish ARCP considerable competitive advantages as the premier originator of net-lease properties and positions it well for market leading performance in the sector and increased value for our stockholders.”
Third Quarter 2013 Financial Results
Revenue
Consolidated revenue for the quarter ended September 30, 2013 increased 162% to $366.6 million, as compared to $140.2 million for the same quarter in 2012. This increase was due to an increase in revenue from the Real Estate Investment segment and the inclusion of revenue from the Private Capital Management segment, which was acquired on April 5, 2013.
Revenue for the Real Estate Investment segment for the quarter ended September 30, 2013 increased 19% to $166.7 million, as compared to $140.2 million for the same quarter in 2012. This increase was primarily due to an increase in the average gross real estate assets net of gross intangible lease liabilities owned to $7.0 billion for the three month ended September 30, 2013, as compared to $6.3 billion for the three months ended September 30, 2012. In addition, “same store” base rental revenue increased by 1.8% as compared to the year-ago quarter. Revenue for the Private Capital Management segment for the quarter ended September 30, 2013 was $199.8 million before reallowed fees and commissions.
Normalized EBITDA
Consolidated normalized EBITDA increased 37% to $168.6 million for the quarter ended September 30, 2013, as compared to $123.1 million for the same quarter in 2012. Normalized EBITDA for the Real Estate Investment segment increased 14% to $140.8 million for the quarter ended September 30, 2013, as compared to $123.1 million for the year-ago quarter. Normalized EBITDA for the Private Capital Management segment was $27.8 million for the quarter ended September 30, 2013.
Net Income
Net income increased 30% to $24.2 million for the quarter ended September 30, 2013, as compared to $18.6 million for the same quarter in 2012.
FFO and FFO per Diluted Common Share
Funds from Operations (“FFO”) for the quarter ended September 30, 2013 increased 13% to $73.1 million, or $0.15 per diluted common share, as compared to $64.5 million, or $0.14 per diluted common share, for the same quarter in 2012.
AFFO and AFFO per Diluted Common Share
Adjusted Funds from Operations (“AFFO”) for the quarter ended September 30, 2013 increased 40% to $112.8 million, or $0.23 per diluted common share, as compared to $80.6 million, or $0.17 per diluted common share, for the same quarter in 2012. AFFO for the Real Estate Investment segment increased 17% to $94.5 million, or $0.19 per diluted common share, for the quarter ended September 30, 2013, as compared to $80.6 million, or $0.17 per diluted common share, for the year-ago quarter. AFFO for the Private Capital Management segment was $18.2 million, or $0.04 per diluted common share, for the quarter ended September 30, 2013.
Balance Sheet
As of September 30, 2013, the Company had total assets of $8.0 billion, unrestricted cash and cash equivalents of $185.8 million, total debt of $3.9 billion and $194.3 million available for borrowing under its senior unsecured credit facility. The leverage ratio of total debt to gross real estate and related assets was 51% and net debt, which represents total debt less cash, was $3.7 billion. The ratio of net debt to annualized normalized EBITDA was 5.5.
During the third quarter, the Company purchased 20.4 million shares of its common stock in a modified “Dutch auction” tender offer at $12.25 per common share for an aggregate purchase price of $250.0 million. The Company funded the purchase from available cash and borrowings under the revolving loan portion of its senior unsecured credit facility.

Distributions
The Company declared dividends of $0.1783 per common share for the third quarter of 2013, resulting in payments of $86.0 million to stockholders. On November 1, 2013, the Company’s board of directors declared a monthly dividend in the amount of $0.06 per common share for each of the months of November and December 2013 and January 2014. These dividends will be paid to stockholders of record as of November 29, 2013, December 31, 2013 and January 31, 2014, respectively, and the payment dates will be December 2, 2013, January 2, 2014 and February 3, 2014, respectively. The monthly dividend for January 2014 is subject to proration if the merger with ARCP is consummated before January 31, 2014.
Updated Fourth Quarter Financial Guidance
The Company updated its guidance for the fourth quarter, as follows:

•	Total revenue guidance updated to the range of $293 million to $311 million and is comprised of:

•	Real Estate Investment segment revenue in the range of $168 million to $172 million

•	Private Capital Management segment revenue (on a gross basis before reallowed fees and commissions) in the range of $125 million to $139 million

•	Normalized EBITDA guidance updated to the range of $160 million to $178 million

•	AFFO per diluted common share guidance updated to the range of $0.22 to $0.25
Business Segment Descriptions
Real Estate Investment
As of September 30, 2013, the Company owned 1,026 properties in 48 states with 44.8 million rentable square feet, including properties owned through consolidated joint ventures. Property types owned included freestanding and multi-tenant retail, office and industrial. The Company also owned 21 CMBS bonds and three notes receivable and had interest in 12 properties with 2.3 million rentable square feet of commercial and retail space through unconsolidated joint ventures. Total gross asset value of the Company’s portfolio was $7.6 billion.
During the third quarter of 2013, the Company acquired 17 properties for an aggregate purchase price of $120.7 million.
Also during the third quarter, the Company sold five properties for an aggregate sale price of $13.4 million, recognizing a $3.1 million gain on sale during the quarter.
Private Capital Management
As of September 30, 2013, the Company through subsidiaries collectively known as Cole Capital, was the advisor to five publicly registered, non-listed REITs (“Managed REITs”), for which it provides capital raising, acquisition, financing, leasing, asset management and stockholder services. As of September 30, 2013, the Managed REITs and other programs owned 441 properties with 22.6 million rentable square feet of freestanding and multi-tenant retail, office and industrial space, had interests in two land parcels and, through an unconsolidated joint venture arrangement, had interests in one property comprising 176,000 rentable square feet of multi-tenant retail space. As of September 30, 2013, the Managed REITs and other programs had $4.0 billion of gross real estate assets.
Webcast Info
The Company will host a conference call and webcast to review third quarter 2013 results today, Tuesday, November 5, 2013, at 10:00 a.m. Eastern. To participate in the live broadcast of the call, please visit the Investor Relations section of the Company’s website at www.coleREIT.com/InvestorRelations. A transcript of the broadcast will be available within 48 hours and an online archive of the broadcast will be posted on Cole’s website at www.coleREIT.com approximately one hour after the live call ends. Additionally, the telephonic replay can be accessed by dialing 1-877-344-7529 (domestic) and 1-412-317-0088 (international), using Conference ID 10035123.
Supplemental Information
The Company’s supplemental financial information for the third quarter ended September 30, 2013, and the Company’s Form 10-Q report for the same period, were filed on November 5, 2013 and are available on the Company’s website at www.coleREIT.com.
About Cole Real Estate Investments, Inc.
Cole Real Estate Investments, Inc. (NYSE: COLE) is an industry-leading net-lease REIT that acquires and manages real estate assets leased long-term to a high-quality, diversified tenant base. Since 1979, Cole has leveraged its deep relationships, efficiencies of scale and rigorous operational processes to acquire and actively manage retail, office and industrial properties. As of September 30, 2013, Cole Real Estate Investments had total assets of $8.0 billion, which included 1,026 properties representing approximately 44.8 million square feet of commercial real estate in 48 states. Cole’s private capital management business, Cole Capital, is a leading sponsor of non-listed REITs. According to industry reports of Robert A. Stanger & Co., Cole is the only non-listed REIT sponsor to rank in the top two for annual capital raised each year since 2009.

Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements that reflect the current views of Cole Real Estate Investments and its management with respect to future events. Forward-looking statements about the Company’s plans, strategies and prospects and the proposed merger with ARCP are based on current information, estimates and projections; they are subject to risks and uncertainties, as well as known and unknown risks, including those included in the Company’s reports filed with the SEC, which could cause actual results to differ materially from those projected or anticipated. Additional factors relating to the ARCP merger could cause actual results to differ from those set forth in the forward-looking statements, including but not limited to the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to obtain the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger with ARCP and the approval by the Company’s stockholders of the merger with ARCP; (3) risks related to disruption of management’s attention from ongoing business operations due to the proposed merger with ARCP; (4) the effect of the announcement of the proposed merger with ARCP on the Company’s relationships with customers, tenants, lenders, operating results and business generally; (5) the outcome of any legal proceedings relating to the merger with ARCP or the Merger Agreement; and (6) risks to consummation of the merger with ARCP, including the risk that the merger with ARCP will not be consummated within the expected time period or at all. Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome or performance in future periods. The Company does not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.
Non-GAAP Financial Measures
FFO and AFFO
Funds From Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and widely recognized by investors and analysts as one measure of operating performance of a real estate company. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of depreciable real estate and impairments of depreciable real estate. Depreciation and amortization as applied in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management's view, and the Company believes the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the historical cost accounting method alone is insufficient. In addition, FFO excludes gains and losses from the sale of depreciable real estate and impairment charges on depreciable real estate, which the Company believes provides management and investors with a helpful additional measure of the performance of the Company’s real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. The Company computes FFO in accordance with NAREIT’s definition.
In addition to FFO, the Company uses Adjusted Funds From Operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company.  AFFO, as defined by the Company, excludes from FFO items such as acquisition and merger related costs that are required to be expensed in accordance with GAAP, straight-line rental revenue, certain charges such as amortization of intangibles, listing and tender offer related costs, stock-based compensation and gains and losses. The Company’s management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of the Company’s portfolio over time, including after the Company ceases to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of the Company’s operations with other traded REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of the Company’s performance with that of other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and the Company believes often used by analysts and investors for comparison purposes.
For all of these reasons, the Company believes FFO and AFFO, in addition to net income and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which the Company’s management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund the Company’s cash needs.
AFFO may provide investors with a view of the Company’s future performance and of the sustainability of the Company’s current dividend policy. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gains/losses in real estate and derivatives which are not considered fundamental attributes of the Company’s business plans and do not affect the Company’s overall long-term operating performance. The Company excludes these items from Normalized EBITDA as they are not the primary drivers in the Company’s decision making process. In addition, the Company’s assessment of the Company’s operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Investment Grade Tenancy
Investment grade tenancy includes credit ratings based on annualized rental revenue from tenants with credit ratings of BBB- or higher. Tenant credit ratings may reflect the credit rating of the parent company or a guarantor. Credit ratings exclude unconsolidated joint ventures, CMBS and notes receivable. 43% of the Company’s annual rent is derived from tenants rated investment grade and another 16% from tenants with an implied rating of investment grade. Moody’s Credit Edge was used to determine implied credit ratings for public non-rated tenants. Moody’s KMV was used to determine implied credit ratings for private non-rated tenants. Implied credit rating data is as of October 11, 2013.
Additional Information About the Merger with ARCP and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with ARCP, ARCP and the Company expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the Company’s proposed merger with ARCP. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR THE COMPANY WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, THE COMPANY AND THE PROPOSED MERGER.
Investors and stockholders of ARCP and the Company may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com and copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.coleREIT.com.
Participants in Solicitation Relating to the Merger with ARCP
ARCP, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and the Company's stockholders in respect of the proposed merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or the Company, as applicable, using the sources indicated above.

Stephan Keller    Aaron Halfacre, CFA    Jessica Thorsheim, CFA
Executive Vice President and CFO    Head of Strategic Relations    Director, Investor Relations

The Company’s Investor Relations department can be reached via telephone at (877) 405-2653 or via email at InvestorRelations@coleREIT.com.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
ASSETS
Investment in real estate assets:
Land	$1,531,115	$1,490,843
Buildings and improvements, less accumulated depreciation of $277,770 and $187,870, respectively	4,386,349	4,222,363
Acquired intangible lease assets, less accumulated amortization of $174,831 and $122,258, respectively	828,801	860,963
Total investment in real estate assets, net	6,746,265	6,574,169
Investment in notes receivable, net	90,497	90,358
Investment in marketable securities	11,154	51,103
Investment in marketable securities pledged as collateral	260,790	266,098
Investment in unconsolidated entities	92,035	96,785
Total investment in real estate assets and related assets, net	7,200,741	7,078,513
Assets related to real estate held for sale, net	60,739	15,485
Cash and cash equivalents	185,786	192,504
Restricted cash	31,170	18,444
Rents and tenant receivables, less allowance for doubtful accounts of $496 and $337, respectively	105,867	79,760
Intangible and other assets, net	110,591	11,790
Deferred financing costs, less accumulated amortization of $18,372 and $23,105, respectively	59,275	57,229
Goodwill	258,876	—
Leasehold improvements and property and equipment, net	21,005	—
Due from affiliates	13,445	—
Total assets	$8,047,495	$7,453,725
LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,836,596	$3,292,048
Accounts payable and accrued expenses	75,338	42,756
Due to affiliates	—	4,525
Acquired below market lease intangibles, less accumulated amortization of $23,430 and $16,389, respectively	113,878	113,607
Dividends payable	28,720	26,399
Contingent consideration	260,227	5,341
Deferred rent, derivative and other liabilities	49,298	51,317
Liabilities related to real estate held for sale, net	35,370	322
Total liabilities	4,399,427	3,536,315
Commitments and contingencies
Redeemable common stock	—	234,578
EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized, 469,364,805 and 479,547,099 shares outstanding, respectively	4,693	4,795
Capital in excess of par value	4,181,120	4,068,015
Accumulated dividends in excess of earnings	(572,310)	(416,886)
Accumulated other comprehensive income	18,020	23,101
Total stockholders’ equity	3,631,523	3,679,025
Noncontrolling interests	16,545	3,807
Total equity	3,648,068	3,682,832
Total liabilities and equity	$8,047,495	$7,453,725

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Real estate investment revenue	$159,803	$131,913	$467,223	$361,475
Interest income on real estate-related investments	6,917	8,247	22,702	18,488
Private capital management revenue	199,831	—	282,474	—
Total revenue	366,551	140,160	772,399	379,963
Expenses:
Reallowed fees and commissions	130,398	—	169,360	—
General and administrative expenses	55,252	3,291	100,719	12,001
Merger related stock-based compensation	13,329	—	23,607	—
Property operating expenses	17,685	12,701	49,853	33,037
Property and asset management expenses	263	11,717	15,316	32,384
Merger and acquisition related expenses	25,237	13,612	52,660	46,431
Depreciation and amortization	53,797	40,760	156,698	110,939
Total operating expenses	295,961	82,081	568,213	234,792
Operating income	70,590	58,079	204,186	145,171
Other income (expense):
Other income	285	483	1,715	5,362
Interest expense	(40,520)	(43,902)	(127,464)	(100,152)
Total other expense	(40,235)	(43,419)	(125,749)	(94,790)
Income from continuing operations before income taxes	30,355	14,660	78,437	50,381
Provision for income taxes	(9,426)	—	(9,191)	—
Income from continuing operations	20,929	14,660	69,246	50,381
Discontinued operations:
Income from discontinued operations	556	3,910	2,581	12,448
Gain on sale of real estate assets	3,078	—	22,085	14,781
Income from discontinued operations	3,634	3,910	24,666	27,229
Net income	24,563	18,570	93,912	77,610
Net income (loss) allocated to noncontrolling interests	374	3	589	(117)
Net income attributable to the Company	$24,189	$18,567	$93,323	$77,727

Basic earnings per common share:
Income from continuing operations	$0.04	$0.03	$0.14	$0.11
Income from discontinued operations	$0.01	$0.01	$0.05	$0.06
Net income attributable to the Company	$0.05	$0.04	$0.19	$0.17
Diluted earnings per common share:
Income from continuing operations	$0.04	$0.03	$0.14	$0.11
Income from discontinued operations	$0.01	$0.01	$0.05	$0.06
Net income attributable to the Company	$0.05	$0.04	$0.19	$0.17
Weighted average number of common shares outstanding:
Basic	479,370,020	476,353,149	482,720,629	457,996,321
Diluted	495,479,956	476,353,149	489,288,861	457,996,321
Dividends declared per common share issued	$0.18	$0.16	$0.51	$0.49

Segment Reporting

The Company operates under two business segments - Real Estate Investment and Private Capital Management. The following tables present a summary of the financial results and total assets for each business segment (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Real Estate Investment
Rental and other property income	$144,560		$121,105		$424,254		$331,937
Tenant reimbursement income	15,243		10,808		42,969		29,538
Interest income on notes receivable	1,959		1,769		5,818		4,617
Interest income on marketable securities	4,958		6,478		16,884		13,871
Total real estate investment revenue	166,720		140,160		489,925		379,963
General and administrative expenses	12,462		3,291		29,250		12,001
Merger related stock-based compensation	13,329		—		23,607		—
Property operating expenses	17,685		12,701		49,853		33,037
Property and asset management expenses	263		11,717		15,316		32,384
Merger and acquisition related expenses	25,237	(1)	13,612		52,660	(1)	46,431
Depreciation and amortization	49,834		40,760		146,677		110,939
Total operating expenses	118,810		82,081		317,363		234,792
Total interest and other expense, net	(40,242)	(2)	(43,419)	(2)	(125,763)	(2)	(94,790)	(2)
Income from continuing operations	7,668		14,660		46,799		50,381
Income from discontinued operations	3,634		3,910		24,666		27,229
Net income	$11,302		$18,570		$71,465		$77,610

Private Capital Management
Dealer manager fees, selling commissions and offering reimbursements	$172,864		$—		$224,682		$—
Transaction service fees	16,883		—		38,392		—
Management fees and reimbursements	10,084		—		19,400		—
Total private capital management revenue	199,831		—		282,474		—
Reallowed fees and commissions	130,398		—		169,360		—
General and administrative expenses	42,790		—		71,469		—
Depreciation and amortization	3,963		—		10,021		—
Total operating expenses	177,151		—		250,850		—
Total other income	7		—		14		—
Income before income taxes	22,687		—		31,638		—
Provision for income taxes	(9,426)		—		(9,191)		—
Net income	$13,261		$—		$22,447		$—

Total Company
Total revenue	$366,551		$140,160		$772,399		$379,963
Total operating expenses	295,961		82,081		568,213		234,792
Total interest and other expense, net	(40,235)		(43,419)		(125,749)		(94,790)
Provision for income taxes	(9,426)		—		(9,191)		—
Income from continuing operations	20,929		14,660		69,246		50,381
Income from discontinued operations	3,634		3,910		24,666		27,229
Net income	$24,563		$18,570		$93,912		$77,610

(1) Primarily consists of the change in fair value of contingent consideration of $22.9 million and $20.6 million for the three and nine months ended September 30, 2013,respectively, related to the merger between Cole Credit Property Trust III, Inc. (“CCPT III”) and Cole Holdings Corporation (“CHC”) on March 5, 2013.
(2) Primarily consists of interest expense.

	Total Assets as of
	September 30, 2013	December 31, 2012
Real estate investment	$7,621,240	$7,453,725
Private capital management	426,255	—
Total company	$8,047,495	$7,453,725

Reconciliation of GAAP Net Income to Normalized EBITDA

The calculations of EBITDA and Normalized EBITDA, and reconciliation to net income, which is the most directly comparable GAAP measure, are presented in the table below (in thousands):

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Total	Real Estate Investment	Private Capital Management	Total	Real Estate Investment	Private Capital Management
Net income attributable to the Company	$24,189	$10,928	$13,261	$18,567	$18,567	$—
Adjustments:
Interest expense	41,051	41,051	—	46,524	46,524	—
Depreciation and amortization	54,323	50,360	3,963	44,380	44,380	—
Provision for income taxes	9,426	—	9,426	—	—	—
Proportionate share of adjustments for unconsolidated joint ventures	374	374	—	3	3	—
EBITDA	129,363	102,713	26,650	109,474	109,474	—
Management adjustments:
Gain on sale of real estate assets	(3,078)	(3,078)	—	—	—	—
Merger and acquisition related expenses	25,237	25,237	—	13,612	13,612	—
Merger related stock-based compensation	13,329	13,329	—	—	—	—
Equity plans stock-based compensation	1,831	660	1,171	—	—	—
Listing and tender offer expenses	1,949	1,949	—	—	—	—
Normalized EBITDA	$168,631	$140,810	$27,821	$123,086	$123,086	$—

Reconciliation of GAAP Net Income to Funds from Operations and Adjusted Funds from Operations

The calculations of funds from operations (FFO) and adjusted funds from operations (AFFO), and reconciliation to net income, which is the most directly comparable GAAP measure, are presented in the tables below (in thousands, except share and per share amounts):

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Total Company:
Net income attributable to the Company	$24,189	$29,023	$40,111	$125,611	$18,567
Depreciation and amortization of real property	50,360	50,405	47,835	45,516	44,380
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,634	1,733	1,860	2,162	1,549
Net gain on sale and condemnation of real estate assets	(3,078)	(4,931)	(13,953)	(93,676)	—
FFO - Total Company	73,105	76,230	75,853	79,613	64,496
Merger and acquisition related expenses	25,237	11,810	15,613	17,460	13,612
Merger related stock-based compensation	13,329	10,278	—	—	—
Equity plans stock-based compensation	1,831	—	—	—	—
Listing and tender offering expenses	1,949	2,854	—	—	—
Amortization of deferred financing costs	2,828	3,958	3,749	3,646	3,829
Straight-line rent adjustments	(8,460)	(8,881)	(9,688)	(8,942)	(8,937)
Above/below market lease intangibles amortization, net	692	731	888	834	536
(Gain) loss on ineffective derivatives and extinguishment of debt	(420)	7,782	—	5,314	9,342
Loss (gain) on the sale of marketable securities	—	1,331	—	(12,455)	—
Other amortization (accretion), net (1)	2,501	4,547	(1,346)	(1,451)	(1,350)
Proportionate share of adjustments for unconsolidated joint ventures	180	121	30	(567)	(888)
AFFO - Total Company (2)	$112,772	$110,761	$85,099	$83,452	$80,640

FFO per common share, basic	$0.15	$0.16	$0.16	$0.17	$0.14
FFO per common share, diluted	$0.15	$0.16	$0.16	$0.17	$0.14
AFFO per common share, basic	$0.24	$0.23	$0.18	$0.17	$0.17
AFFO per common share, diluted	$0.23	$0.23	$0.18	$0.17	$0.17
Dividends paid (including DRIP)	$85,741	$83,791	$76,894	$77,246	$77,705
Weighted average common shares outstanding, basic	479,370,020	487,915,368	480,819,849	478,762,187	476,353,149
Weighted average common shares outstanding, diluted	495,479,956	491,510,128	480,819,849	478,762,187	476,353,149

Real Estate Investment Segment:
Net income attributable to the Company	$10,928	$19,837	$40,111	$125,611	$18,567
Depreciation and amortization of real property	50,360	50,405	47,835	45,516	44,380
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,634	1,733	1,860	2,162	1,549
Net gain on sale and condemnation of real estate assets	(3,078)	(4,931)	(13,953)	(93,676)	—
FFO - Real Estate Investment Segment	59,844	67,044	75,853	79,613	64,496
Merger and acquisition related expenses	25,237	11,810	15,613	17,460	13,612
Merger related stock-based compensation	13,329	10,278	—	—	—
Equity plans stock-based compensation	660	—	—	—	—
Listing and tender offering expenses	1,949	2,854	—	—	—
Amortization of deferred financing costs	2,828	3,958	3,749	3,646	3,829
Straight-line rent adjustments	(8,460)	(8,881)	(9,688)	(8,942)	(8,937)
Above/below market lease intangibles amortization, net	692	731	888	834	536
(Gain) loss on ineffective derivatives and extinguishment of debt	(420)	7,782	—	5,314	9,342
Loss (gain) on the sale of marketable securities	—	1,331	—	(12,455)	—
Other accretion, net (1)	(1,307)	(1,365)	(1,346)	(1,451)	(1,350)
Proportionate share of adjustments for unconsolidated joint ventures	180	121	30	(567)	(888)
AFFO - Real Estate Investment Segment (2)	$94,532	$95,663	$85,099	$83,452	$80,640

Reconciliation of GAAP Net Income to Funds from Operations and Adjusted Funds from Operations (Continued)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Private Capital Management Segment:
Net income attributable to the Company	$13,261	$9,186	$—	$—	$—
Equity plans stock-based compensation	1,171	—	—	—	—
Other amortization, net (1)	3,808	5,912	—	—	—
AFFO - Private Capital Management Segment (2)	$18,240	$15,098	$—	$—	$—

(1)
Primarily consists of CMBS accretion in the Real Estate Investment Segment and amortization of management and advisory contracts that were acquired related to the merger between CCPT III and CHC in the Private Capital Management Segment.

(2)
During the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, the Company capitalized expenses incurred related to the ongoing maintenance of the properties, including tenant improvements and leasing commissions, of $2.1 million, $983,000, $1.3 million, $1.4 million and $2.1 million, respectively.